Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-185248, 333-185245, 333-164482, 333-163858 and 333-163546) and on Form S-8 (Nos. 333-173025, 333-173024, 333‑162882, 333-162883, 333-162884, 333-162885, 333-162886, 333-134281, 333-121089 and 333-91440) of Merck & Co., Inc. of our report dated February 27, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 27, 2014